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                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Pre-Effective Amendment No. 1 Registration Statement on Form S-4 of Premier Laser Systems, Inc. of our report dated May 17, 1996 appearing on page 26 of the Company's Amendment No. 1 to Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the application of such report to the Financial Statement Schedule for the two years ended March 31, 1996 listed in the accompanying index when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also include this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


PRICE WATERHOUSE LLP

Costa Mesa, California
August 6, 1997